EXHIBIT 10.10

INTRALASE CORP.

AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment is entered into effective as of              (the “Effective Date”) between INTRALASE CORP., a Delaware corporation (the “Company”), and              (“Stockholder”), with reference to the following:

A. Stockholder owns              shares of Common Stock of the Company (the “Shares”) pursuant to a Restricted Stock Purchase Agreement dated as of              (the “Agreement”). The Agreement was entered into under the Company’s Amended and Restated Stock Option Plan (the “Plan”).

B. On December 13, 2001 the Board of Directors of the Corporation approved amendments to the stock option plans of the Company to provide for greater consistency in treatment of optionees and to reflect appropriate benefits for the Company’s stage of development.

NOW, THEREFORE, the parties hereby agree as follows:

1. Section 10 of the Agreement is hereby deleted in its entirety and the following text shall be inserted and shall read in full as follows:

“10. Change in Control. In the event of a Change in Control (as defined in Section 2(b) of the Plan):

(a) The vesting of the Shares shall accelerate automatically and vest in full effective as of immediately prior to the consummation of the Change in Control unless the rights to repurchase hereunder are to be assumed by the acquiring or successor entity (or parent thereof) or new rights to purchase or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below. If the vesting of the Shares will accelerate pursuant to this subsection (a), then the Administrator shall cause written notice of the Change in Control transaction to be given to the Purchaser not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

(b) The time period relating to the lapse in rights of repurchase on [twenty-five percent (25%) / fifty percent (50%)] of the Unvested Shares still subject to such rights of repurchase at the time of a Change of Control of the Company shall accelerate if and to the extent that: (i) the rights of repurchase are to be assumed by the acquiring or successor entity (or parent thereof) or new rights of repurchase are to be imposed on the Shares pursuant to the terms of the Change in Control transaction, or (ii) the rights of repurchase hereunder are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Administrator in its discretion may consider equitable. If these rights of repurchase are assumed, or if new rights of repurchase of comparable value are imposed in exchange therefor, then such rights of repurchase shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Purchaser would have received pursuant to the Change in Control transaction in exchange for the Shares had the Company chosen not to exercise its right to repurchase.

(c) If the provisions of subsection (b) above apply, then the rights of repurchase hereunder, the new rights of repurchase or the New Incentives shall with respect to the remaining Unvested Shares continue to lapse thereafter in installments on each vesting date in accordance with the provisions of Section 2 hereof, each such installment to be reduced by a pro-rata portion of the Shares which have become vested as set forth in subsection (b). However, in the event of an Involuntary Termination (as defined in the Plan) of Purchaser’s Continuous Service within twelve (12) months following such Change in Control, then vesting of the Shares, the new shares or the New Incentives shall accelerate [OPTION ONE – OFFICERS AND DIRECTORS: in full automatically effective upon such Involuntary Termination. OPTION TWO – ALL OTHERS: by             % automatically effective upon such Involuntary Termination.]”

2. Exhibit A hereto is deleted in its entirety.

3. Except as amended by this Amendment, the Agreement shall in all other respects remain unchanged and in full force and effect.

4. This Amendment may be executed in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INTRALASE CORP.	“STOCKHOLDER”

By:
[Name]

2